Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

GD Culture Group Limited

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule		Amount Registered (1)		Proposed Maximum Offering Price Per Unit (2)		Maximum Aggregate Offering Price (3)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, par value $0.0001 per share	—		—		—		—	—	—
	Equity	Preferred Stock, par value $0.0001 per share	—		—		—		—	—	—
	Debt	Debt Securities	—		—		—		—	—	—
	Other	Warrants	—		—		—		—	—	—
	Other	Rights	—		—		—		—	—	—
	Other	Units	—		—		—		—	—	—
	Unallocated (Universal) Shelf	—	457	(o)		(1)		(2)	$100,000,000	$0.00014760	$14,760
Fees Previously Paid	—	—	—		—		—		—	—	—
Carry Forward Securities
Carry Forward Securities	—	—	—		—		—		—			—	—	—	—
	Total Offering Amounts								$100,000,000		$14,760
	Total Fees Previously Paid										—
	Total Fee Offsets										$14,760
	Net Fee Due										$0

(1)	The registrant is registering an indeterminate number of securities for offer and sale from time to time at indeterminate prices, which shall have an aggregate offering price not to exceed $100,000,000. In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional number of securities that may be issued from time to time to prevent dilution as a result of a distribution, split, combination, or similar transaction. Securities registered hereunder may be sold separately, or together with other securities registered hereunder. Includes consideration to be received by the registrant, if applicable, for registered securities that are issuable upon exercise, conversion, or exchange of other registered securities.

(2)	The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to Instructions to the Calculation of Filing Fee Tables and Related Disclosure (2)(A)(iii)(b) of Form S-3 under the Securities Act.

(3)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed		Unsold Securities Associated with Fee Offset Claimed		Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	GD Culture Group Limited	S-3	333-254366	March 16, 2021	-	$14,760	Equity, Debt and Other		(1)		(1)	$469,432,804	-
Fee Offset Sources	GD Culture Group Limited	S-3	333-254366	-	March 16, 2021	-	-	-		-		-	$54,550

(1)	On March 16, 2021, the Registrant filed a registration statement on Form S-3 (File No. 333-254366) (the “2021 Registration Statement”) with the Securities and Exchange Commission registering an indeterminate number of securities with a proposed maximum aggregate offering price of $500,000,000. In connection with the filing of the 2021 Registration Statement, the Registrant made a fee payment in the amount of $54,550. Pursuant to Rule 457(p) under the Securities Act, registration fees of $50,398.83 that have already been paid and remain unused with respect to an indeterminate number of securities with an aggregate offering price of $469,432,804 that were previously registered pursuant to the 2021 Registration Statement and were not sold thereunder may be applied to the filing fees payable pursuant to this Form S-3, and the registrant is applying such fees toward the payment of the registration fee for the offer and sale of securities registered hereunder.